UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2023
IDEXX LABORATORIES INC /DE

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
IDEXX LABORATORIES INC /DE

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive	Westbrook,	Maine	04092
(Address of principal executive offices)			(ZIP Code)
0000874716
207.556.0300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director. On July 11, 2023 the board of directors (the “Board”) of IDEXX Laboratories, Inc. (the “Company”) elected Irene Chang Britt as an independent Class I Director and appointed her as an independent member of its Audit Committee and Compensation and Talent Committee, effective as of that date. To effect Ms. Chang Britt’s election as a Class I Director, the Board increased the number of Directors constituting the Board from ten to eleven and the number of Class I Directors from three to four. It is expected that Ms. Chang Britt will stand for election by stockholders as a Class I Director at the Company’s 2024 annual meeting of stockholders.

There are no related person transactions (or currently proposed related person transactions) with respect to Ms. Chang Britt reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Ms. Chang Britt will receive the same compensation as is paid to the Company’s other non-employee Directors, as described in the section entitled “Corporate Governance – Non-Employee Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2023, which description is incorporated herein by reference, with the exception that Ms. Chang Britt’s compensation will reflect the following changes to annual non-employee Director compensation approved by the Board in May 2023 and which became immediately effective: (i) an increase in the annual cash retainer paid to non-employee Directors from $80,000 per year to $90,000 per year and (ii) an increase in the annual equity compensation award value from $230,000 to $250,000 (split evenly between a full-value award and a non-qualified stock option award). The cash fee to be paid to Ms. Chang Britt in the third quarter of 2023 will be prorated to reflect the effective date of her election to the Board on July 11, 2023. Annual deferred stock unit or restricted stock unit and stock option grants were made to non-employee Directors on May 17, 2023, the date of the Company’s 2023 annual meeting of stockholders. Since Ms. Chang Britt was not serving as a Director at that time, such grants will be made to her on September 1, 2023, and the award values will also be prorated to reflect the portion of the year during which she will serve on the Board specifically from July 11, 2023 until the Company’s 2024 annual meeting of stockholders.

On July 12, 2023, the Company issued a press release regarding Ms. Chang Britt’s election to the Board.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release entitled “IDEXX Laboratories Elects Irene Chang Britt to Board of Directors” dated July 12, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: July 12, 2023	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
Executive Vice President, General Counsel and Corporate Secretary